UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2015

Medley Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

375 Park Avenue, 33rd Floor, New York, NY 10152

(Address of principal executive offices) (Zip Code)

(212) 759-0777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 30, 2015, Medley Management Inc. (the “Company”) issued a press release announcing its financial results for its fiscal fourth quarter and fiscal year ended December 31, 2014. The press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

The Company makes reference to certain non-GAAP financial measures in the attached press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is contained in the attached press release.

Under GAAP, the Company is required to consolidate (a) entities in which the Company holds a majority voting interest or have majority ownership and control over the operational, financial and investing decisions of that entity, including affiliated funds, for which the Company is the general partner and are presumed to have control, and (b) entities that the Company concludes are variable interest entities, for which the Company is deemed the primary beneficiary. In order to make operating decisions, assess performance and allocate resources, management uses information derived from the Company’s combined and consolidated balance sheets and statements of operations that has been adjusted to eliminate the consolidating effects of certain funds on the Company’s combined and consolidated balance sheets and statements of operations, which the Company refers to as “standalone financial information” or information presented on a “standalone basis.” Revenues from management fees, performance fees and investment income on a standalone basis are greater than those presented on a combined and consolidated basis in accordance with GAAP because certain revenues recognized in certain segments received from these consolidated funds are eliminated in consolidation. Furthermore, expenses on a standalone basis are lower than related amounts presented on a combined and consolidated basis in accordance with GAAP due to the exclusion of the expenses of the consolidated funds. Standalone measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA Core Net Income Per Share and Core Net Income Margin.

Core Net Income is an income measure used by management to assess the performance of the Company’s business through the removal of non-core items, as well as non-recurring expenses associated with the Company’s initial public offering. Core Net Income is calculated by adjusting standalone net income attributable to the controlling and non-controlling interests in Medley LLC to exclude reimbursable expenses associated with the launch of funds, certain one-time severance costs and the amortization of equity compensation expense associated with grants of stock-based compensation associated with equity granted in connection with the Company’s initial public offering. In addition, Core Net Income includes the pro-forma adjustment to reflect guaranteed payments to Medley LLC members as compensation expense. Core earnings before interest, income taxes, depreciation and amortization, or Core EBITDA, is an income measure also used by management to assess the performance of the Company’s business. Core EBITDA is calculated as Core Net Income before interest expense, as well as taxes, depreciation and amortization.

These non-GAAP financial measures supplement and should be considered in addition to and not in lieu of the Company’s consolidated results of operations calculated and presented in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 30, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.
By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: March 30, 2015